Exhibit 16.1

Deloitte & Touche LLP
191 Peachtree Street
Suite 1500
Atlanta, GA 30303-1943
USA

Tel +1 404 220 1500
Fax +1 404 220 1583
www.deloitte.com

March 20, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Premiere Global Services, Inc.’s Form 8-K dated March 23, 2009, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

Member of Deloitte Touche Tohmatsu